[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                       Consent of Independent Accountants


We consent to the inclusion in this Post Effective Amendment No. 1 to Form SB-2 (Commission File No. 033-97034) of our report dated September 26, 1996 on our audit of the consolidated financial statements of Help at Home, Inc. as of and for the year ended June 30, 1996. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
May 20, 1997